UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2015, Black Box Corporation announced that Michael McAndrew plans to step down as the President and Chief Executive Officer of the Company effective upon the appointment of his successor. Mr. McAndrew will remain available until that time and thereafter to ensure a smooth transition. The Nominating & Governance Committee of the Board is in charge of succession planning and has engaged a national executive search firm to conduct an external search for candidates.
Cautionary Forward-Looking Statements
This report contains "forward-looking statements," including the foregoing statements regarding CEO transition. When included in this Form 8-K, the words "plans" and "will" and any analogous expressions are intended to identify forward-looking statements. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, such risks and uncertainties may include, among others, the inability to recruit an acceptable successor to Mr. McAndrew, levels of business activity and macro conditions, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description
99.1        Press Release dated December 23, 2015
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: December 23, 2015

/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)

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